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                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of February 27, 1998, by and between E-Sport, Inc., a Delaware corporation (the "Company,") and Tyler J. Goldman (the "Employee").

                                R E C I T A L S:
                                - - - - - - - -

     The Company and the Employee desire to enter into this Agreement to establish the terms and conditions of the Employee's employment by the Company during the term hereof.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing recital, and subject to the conditions and covenants set forth herein, the parties agree as follows:

     1.    Employment and Term.
           -------------------

           (a) The Company hereby employs the Employee as its President and the Employee hereby accepts such employment upon the terms and subject to the conditions set forth in this Agreement. Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years from the date hereof (the "Term").


           (b) The Employee shall perform such duties and functions consistent with his role as President as may from time to time be reasonably assigned to him by the Board of Directors of the Company (the "Board"). The Employee agrees that during the course of the Company's business hours throughout the Terra, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder, except as provided in Exhibit A. Subject to the exceptions set forth on Exhibit A hereto, the Employee shall not, during the Term, without the written approval of the Board first had and obtained in each instance, directly or indirectly (i) accept employment or receive any compensation for the performance of services from any business enterprise other than the Company or (ii) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the absolute discretion of the Board, hinder or otherwise interfere with the performance by the Employee of his duties and obligations hereunder, except as a holder of not more than five percent (5%) of any class of stock or other securities in any company which is listed and/or traded on any securities market.

     2.    Compensation.
           -------------

           2.1. Salary. For all services to be rendered by the Employee under
                ------
this Agreement, the Company agrees to pay the Employee a salary (the "Base Salary") equal to One
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Hundred Fifty Thousand Dollars ($150,000) per year, payable in bi-weekly installments, less all amounts required by law to be withheld or deducted. During the Term of this Agreement, the Compensation Committee of the Board (the "Compensation Committee") shall review the Employee's Base Salary on or about the end of each calendar year. The Compensation Committee, in its sole and absolute discretion from time to time, may increase or decrease the Employee's Base Salary, provided that such Base Salary shall not be less than $150,000 per year without Employee's consent, and provided further, that following a Qualified Public Offering (as defined in Section 2.3(b)) or a Change in Control (as defined in Section 2.3(c)), Employee's compensation will be increased to an amount mutually agreed to between the Compensation Committee and the Employee.

           2.2. Performance Bonus. If the Employee remains in the employ of the
                -----------------
Company under this Agreement for twelve months from the date of this Agreement, the Compensation Committee, in its sole and absolute discretion, also may pay the Employee discretionary performance bonuses (the "Performance Bonuses"). Payment of the Performance Bonuses shall be based on the Employee achieving reasonable performance objectives designated by the Compensation Committee and communicated to the Employee. The Performance Bonuses shall be made in such amounts and at such times as the Compensation Committee may determine in its discretion.

           2.3. Employee Stock Purchase. Within 20 days of the date hereof, the
                -----------------------
Company shall sell restricted shares of its common stock to the Employee in accordance with the following terms and conditions pursuant to an employee stock incentive plan or an employee stock purchase agreement (the "Plan") to be adopted by the Company's Board of Directors:


                (a) The Company shall sell to the Employee Five Hundred Eighty-Seven Thousand Five Hundred (587,500) shares of the Company's common stock (the "Purchased Shares") at a purchase price of $.01 per share (the "Purchase Price"). The Plan shall contain customary terms and conditions which shall include restrictions on the disposition of the Purchased Shares, restrictions on the ability to vote the Purchased Shares and shall grant the Company a right to repurchase such Purchased Shares at the Purchase Price. The voting restrictions will terminate upon the consummation of a Qualified Public Offering (as defined in Section 2.3(b) below) or a Change in Control (as defined in Section 2.3(c)). The Company's repurchase right shall initially be exercisable after Employee's termination of employment with respect to 75% of the Purchased Shares and shall be reduced to 50% on December 31, 1998, 25% on December 31, 1999 and terminated on December 31, 2000; provided, however, that such repurchase right shall terminate earlier upon (i) the consummation of a Qualified Public Offering, (ii) a Change in Control (as defined in Section 2.3(c) below) or (iii) termination of the Employee's employment by the Company prior to the Term without Cause (as such term is defined in Section 4(b) hereof) or by the Employee with Good Cause (as such term is defined in Section 4(e) hereof). Until such time as the Company actually exercises its repurchase right, Employee shall have all the rights of a stockholder (subject to the restrictions contained in the Plan) with respect to the Purchased Shares.

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                (b) For purposes hereof, a "Qualified Public Offering" shall mean a firmly underwritten public offering of the Company's common stock on a Form S-1, Form SB-I or Form SB-2 Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to which the Company receives net proceeds of at least $10,000,000.


                (c) For purposes hereof a "Change in Control" shall be deemed to mean any of the following transactions which occur after February 28, 1998: (i) the acquisition, in a transaction other than a public offering of the Company's common stock, by any person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company, (ii) the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger or in which stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation which was obtained in exchange for their shares in the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

     3.    Employee Benefits. During the Term of the Employee's employment
           -----------------
hereunder:

           (a) The Employee shall be entitled to two weeks annual vacation leave.

           (b) The Company shall pay or reimburse the Employee for all reasonable and necessary travel and other business expenses incurred or paid by the Employee in connection with the performance of his services under this Agreement consistent with the Company's policies for other senior executives of the Company.

           (c) The Employee shall be entitled to participate in any policies, programs or benefits which the Company may, in its sole and absolute discretion, make generally available to its other senior executives from time to time.

     4.    Termination of Employment.
           -------------------------

           (a) Notwithstanding any other provision of this Agreement, the Employee's employment under this Agreement may be terminated as follows:

                (i) Upon the death of the Employee, this Agreement and the Employees employment hereunder shall terminate immediately and without notice by the Company;

                (ii) In the event of the inability of the Employee to perform his duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for a period of ninety (90) consecutive calendar days or an aggregate of one hundred twenty (120) calendar days during any calendar year (whether or not consecutive), this

                                       3
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       Agreement and the Employee's employment hereunder shall terminate upon delivery of written notice to the Employee; or

                (iii) By the Company for Cause (as defined below) in accordance with the provisions of Section 4(c) hereof.

           (b) The parties agree that for purposes of this Agreement, the term "Cause" shall mean the following :

                (i) The Employee's willful and repeated failure to satisfactorily perform his reasonably assigned job duties under this Agreement;

                (ii) Failure by the Employee to comply with all applicable laws in performing his job duties or in directing the conduct of the Company's business,

                (iii) Commission by the Employee of any felony or intentionally fraudulent act; or


                (iv)  Employee's material breach of this Agreement.

           (c) With respect to the events described in Sections 4(b)(i), (ii) and (iv) above, the Company shall give written notice to the Employee of any such event and the Employee shall have thirty (30) days beginning on the date of delivery of such written notice to cure same, or if such event cannot be cured within said thirty (30) day period, the Employee shall commence his efforts to cure the event within the thirty (30) day period and diligently work to cure such event within a reasonable time period. If the Employee within said thirty
(30) day period or within a reasonable time period, as applicable, does not cure the event for which notice has been provided, then the Employee's employment under this Agreement may be terminated by the Company by delivery to the Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. With respect to events described in Section 4(b)(iii) above, the Employee's employment under this Agreement may be terminated by the Company by delivery to the Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. Upon the effectiveness of termination pursuant to Section 4(a), the Employee shall not be entitled to receive any further compensation or benefits pursuant to this Agreement except for payment within ten days after his termination date of all accrued but unpaid Base Salary.

           (d) In addition to its rights to terminate the Employee's employment under this Agreement pursuant to Section 4(a), the Company may also terminate the Employee's employment under this Agreement for any other reason, provided that, in such event, the Employee shall be entitled within 10 days after the termination date to receive a lump sum payment in an amount equal to one-half of the Employee's Base Salary (for the then-current calendar year) and the Employee shall not be entitled to receive any other compensation or benefits hereunder except as set forth in Section 2.3. The Employee acknowledges and agrees that the provisions of this paragraph 4 state his entire and exclusive rights, entitlements, and remedies against the Company, its successors, assigns, affiliates, officers, directors, employees

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and representatives for termination without any cause shown by the Company;
provided, however, that nothing herein will negate Employee's rights to accrued payment obligations, accrued vacation and other benefits, and to reimbursement for expenses incurred on behalf of the Company (consistent with existing Company policies).

           (e) The Employee may terminate his employment for good cause or without any cause. In the event the Employee terminates his employment for "Good Cause" (as defined below), he shall be entitled to receive the severance benefits described in Section 4(d) above. If he terminates his employment for any other reason, he shall not be entitled to receive any compensation except for payment within ten days after his termination date of all accrued but unpaid Base Salary; provided, however, that nothing herein will negate Employee's rights to accrued payment obligations, accrued vacation and other benefits, and to reimbursement for expenses incurred on behalf of the Company (consistent with existing Company policies). For purposes of this Agreement, "Good Cause" for termination of employment by the Employee shall be deemed to exist if the Company fails to maintain the Employee in the position of an executive officer of the Company, in the event of a Change in Control or in the event of a material breach of the provisions of this Agreement by the Company. The Employee acknowledges and agrees that the provisions of this Section 4(e) state his entire and exclusive rights and remedies under this Agreement against the Company, its successors, assigns, affiliates, officers, directors, employees and representatives arising out of such termination of this Agreement.

     5.   Assignment of Rights and Duties. Neither the Employee nor the Company
          -------------------------------
may assign their rights or duties under this Agreement without prior written consent of both parties, which consent may be withheld for any reason. Any attempted assignment, transfer, conveyance, or other disposition of any interest of either party in this Agreement shall be void.

     6.   Confidential Information and Nonsolicitation.
          --------------------------------------------

          (a) The Employee agrees that he will enter into a proprietary information and confidentiality agreement in a form which will be used for Company employees generally. Furthermore, the Employee acknowledges and agrees that the Company has developed and uses certain proprietary and confidential information, data, processes, business methods, computer software, data bases, customer lists and know-how ("Confidential Information"). The Employee agrees that the Confidential Information is a trade secret of the Company which shall remain the sole property of the Company notwithstanding that the Employee, as an employee of the Company, may participate in the development of the Confidential Information. During the term of this Agreement and at all times thereafter the Employee shall not disclose any Confidential Information to any person or entity for any reason or purpose whatsoever (other than for the benefit of the Company), nor shall the Employee make use of any Confidential Information for the Employees own benefit or for the benefit of any other person or entity. Upon termination of this Agreement for any reason, the Employee will promptly surrender to the Company all Confidential Information in the Employee's possession or under the Employee's control, whether prepared by the Employee or by others.

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          (b)   The Employee agrees (i) that for a period of three (3) years following the termination of the Employee's employment hereunder, the Employee will not directly or indirectly solicit or attempt to solicit any of the employees of or consultants to the Company to leave the Company to become employees of or consultants to any other person or entity who is a direct competitor of the Company and (ii) that for a period of one (1) year following the termination of the Employee's employment hereunder, the Employee will not directly or indirectly solicit or attempt to solicit any of the employees of or consultants to the Company to leave the Company or to become employees of or consultants to any other person or entity.

     7.    Miscellaneous.
           -------------

           7.1. Modification and Waiver of Breach. No waiver or modification of
                ---------------------------------
this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

           7.2. Notices. All notices, requests, demands and other communications
                -------
under this Agreement must be in writing and shall be deemed given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by a reputable overnight courier service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the party to whom such notice or communication is to be given as follows:


     To the Company:     E-Sport, Inc.
                         500 Newport Center Drive
                         Suite 920
                         Newport Beach, CA  92660
                         Attention: Chairman of the Board
                         Facsimile Number:  (714) 644-5762


     To the Employee:    Tyler J. Goldman
                         112 Via Quito
                         Newport Beach, California  92663


     Any party may change its address for the purpose of this Section 7.2 by giving the other party written notice of the new address in the manner set forth above.

           7.3. Enforceability. If any of the covenants contained in this
                --------------
Agreement, for any reason and to any extent, are construed to be invalid or unenforceable, the remainder of this Agreement, and the application of the remaining covenants to other persons or circumstances shall not be affected hereby, but rather shall be enforced to the greatest extent permitted by law.

           7.4. Entire Agreement. This Agreement contains the entire agreement
                ----------------
between Company and the Employee with respect to the subject matters hereof and supersedes all

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prior or contemporaneous agreements, arrangements or understandings, written or oral, with respect to the subject matters hereof.

           7.5. Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of California, excluding its rules on conflicts of law.

           7.6. Counterparts. This Agreement may be executed simultaneously in
                ------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     "THE COMPANY"               E-SPORT, INC. a Delaware corporation

                                 By:   /s/ Ahmed O. Alfi
                                       ------------------------------
                                       Ahmed O. Alfi,
                                       Chairman of the Board




     "THE EMPLOYEE"                    /s/ Tyler J. Goldman
                                       ------------------------------
                                       TYLER J. GOLDMAN

                                       7
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                                   EXHIBIT A

                        Permitted Endeavors of Employee
                        -------------------------------

     In addition to his services to the Company, the Employee may devote time, attention and efforts to each of the following, provided that such activities
(i) are conducted in a manner so as not to hinder or impair Employee's ability to render services for the Company representing, on average, not less than fifty
(50) hours per week (subject to vacation leave) and (ii) are not competitive in any manner with the business of the Company or rendered for any entity that is a competitor to the Company:

     1.    Charitable and community endeavors;

     2.    Management of his personal assets and investments; and

     3. The provision of services to current and future shareholders of the Company (and their affiliates).



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